 Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On February 10, 2025, Columbus McKinnon Corporation (“the Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company will acquire all of the issued and outstanding equity of Kito Crosby Limited (“Kito Crosby” or the “Target”) (such acquisition being the “Transaction” or “Acquisition”), with the Target continuing as a wholly owned subsidiary of the Company following closing. The Transaction is expected to close later in calendar year 2025, subject to regulatory approvals and other customary closing conditions.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of March 31, 2025 gives effect to the Acquisition and the financing arrangements related thereto (see “Description of the Financing” below for explanation of the financing arrangements) as if those transactions had been completed on March 31, 2025 and combines the historical audited consolidated balance sheet of the Company as of March 31, 2025 with the Target’s historical unaudited consolidated balance sheet as of March 31, 2025.

The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2025 gives effect to the Acquisition and the financing arrangements related thereto as if those transactions had occurred on April 1, 2024, the first day of the Company’s fiscal year 2025. The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2025 combines the historical audited consolidated statement of operations of the Company for the fiscal year ended March 31, 2025 and the Target’s historical unaudited consolidated combined statement of operations for the twelve months ended March 31, 2025. Refer to Note 1 - Basis of Presentation for more information regarding the differing fiscal year ends.

The historical audited financial statements of the Company and unaudited financial statements of the Target have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Acquisition and the financing arrangements related thereto, in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain reclassifications have also been made to conform the historical financial statement presentation of Kito Crosby to that of the Company. The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable. The following unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings due to operating efficiencies, or any other business changes or synergies that may result from the Acquisition.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	The accompanying notes to the unaudited pro forma condensed combined financial information;

●
The separate audited financial statements of the Company as of and for the fiscal year ended March 31, 2025 and the related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025;

●	The separate audited consolidated financial statements of the Target as of and for the fiscal year ended December 31, 2024 and the related notes; and

●	The separate unaudited consolidated financial statements of the Target as of and for the three months ended March 31, 2025 and March 31, 2024, and the related notes.

Description of the Transaction

On February 10, 2025, the Company entered into the Purchase Agreement to acquire all of the issued and outstanding equity of Kito Crosby from its existing equity holders for aggregate cash consideration of $2.7 billion on a cash-free, debt-free basis, subject to customary adjustments and transaction-related payments. The Transaction is expected to close later in calendar year 2025, subject to regulatory approvals and other customary closing conditions.

The Acquisition will be funded through a combination of a proceeds from new debt facilities, proceeds from the issuance of Series A Cumulative Convertible Participating Preferred Shares, par value $1.00 per share (the “Preferred Shares”), and available cash on hand. In connection with the Acquisition, the Company is also expected to repay all outstanding indebtedness of Kito Crosby, as set forth in the applicable payout letters, and Kito Crosby will settle all outstanding in-the-money employee stock options. No Kito Crosby equity awards are expected to convert into Company equity awards, shares of the Company’s common stock or assumed as part of the post-close compensation program.

Description of the Financing

The Company expects to enter into a credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, and a syndicate of lenders pursuant to a debt commitment letter dated February 10, 2025. The credit agreement is expected to provide for senior secured financing consisting of (i) a term loan facility in an aggregate principal amount of $1.325 billion (the “Term Loan Facility”), (ii) a revolving credit facility in an aggregate principal amount of $500.0 million (the “Revolving Credit Facility”), and (iii) a bridge loan facility in an aggregate principal amount of $1.225 billion (the “Bridge Facility”). The Term Loan Facility is expected to be fully drawn at Transaction closing and will mature on the date that is seven years after the Transaction closing date. The Revolving Credit Facility will mature on the date that is five years from the Transaction closing date and is not expected to be drawn at Transaction closing. The Company does not intend to draw on the Bridge Facility, as it intends to incur permanent financing in the form of high-yield bonds in the aggregate principal amount of $1.225 billion as described below.

To support the financing of the Acquisition, the Company expects to issue senior secured notes (the “High-Yield Notes”). For the purposes herein, the Company has assumed that such High Yield Notes would be issued in an aggregate principal amount of $1.225 billion, bear interest at a rate of 8.5% per annum and mature on the date that is seven years after the Transaction closing date. Such High Yield Notes are expected to be issued prior to, or concurrently with, the closing of the Acquisition. Proceeds from the High-Yield Notes are expected to fund a portion of the consideration transferred and related transaction costs for the Acquisition and will also be used to refinance the Company’s existing long-term debt.

In connection with the Acquisition, the Company also entered into an investment agreement with, among other parties, CD&R XII Keystone Holdings, L.P. (together with its affiliated funds, the “CD&R Investors”), pursuant to which the CD&R Investors will purchase 800,000 Preferred Shares for an aggregate purchase price of $800.0 million. The Preferred Shares accrue dividends at a rate of 7.00% per annum, compounded quarterly, payable in cash or in-kind, and are convertible into common shares of the Company at an initial conversion price of $37.68 per share, subject to customary anti-dilution adjustments.

The Term Loan Facility, Revolving Credit Facility and High Yield Notes will be guaranteed by the Company’s material domestic subsidiaries and secured by substantially all assets of the Company and the guarantors, subject to customary exceptions. The Revolving Credit Facility is expected to be available for general corporate purposes.

Accounting for the Acquisition

The Acquisition is being accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the aggregate Acquisition consideration will be allocated to Kito Crosby’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Acquisition. The process of valuing the net assets of Kito Crosby immediately prior to the Acquisition, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate Acquisition consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1 - Basis of Presentation for more information.

Generally, unless indicated otherwise, financial data included in the unaudited condensed combined financial information is presented in thousands of U.S. Dollars and has been prepared on the basis of U.S. GAAP and the Company’s accounting policies.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition and the financing transactions related thereto had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. Differences between these preliminary estimates and the final Acquisition accounting may arise and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2025
($ in 000's)

			Transaction Accounting Adjustments
	Columbus McKinnon Historical	Kito Crosby reclassified (Note 2)	Acquisition Adjustments	Note 4	Financing Adjustments	Note 5	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$53,683	$162,900	$(2,910,575)	(a)	$2,803,479	(a)	$109,487
Trade accounts receivable, less allowance for doubtful accounts	165,481	197,000	-		-		362,481
Inventories	198,598	329,700	77,794	(b)	-		606,092
Prepaid expenses and other	48,007	27,500	3,918	(c)	8,750	(b)	88,175
Total current assets	$465,769	$717,100	$(2,828,863)		$2,812,229		$1,166,235
Net property, plant, and equipment	106,164	277,000	108,762	(d)	-		491,926
Goodwill	710,807	148,691	721,302	(e)	-		1,580,800
Other intangibles, net	356,562	228,900	1,151,100	(f)	-		1,736,562
Marketable securities	10,112	-	-		-		10,112
Deferred taxes on income	2,904	-	-		-		2,904
Other assets	86,470	65,100	-		-		151,570
Total assets	$1,738,788	$1,436,791	$(847,699)		$2,812,229		$5,140,109
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$93,273	$99,400	$-		$-		$192,673
Accrued liabilities	113,907	102,300	-		-		216,207
Current portion of long-term debt and finance lease obligations	50,739	10,000	(10,000)	(g)	(50,000)	(c)	739
Total current liabilities	$257,919	$211,700	$(10,000)		$(50,000)		$409,619
Term loan, AR securitization facility and finance lease obligations	420,236	963,400	(963,400)	(g)	2,106,104	(d)	2,526,340
Other non-current liabilities	178,538	136,000	280,501	(h)	-		595,039
Total liabilities	$856,693	$1,311,100	$(692,899)		$2,056,104		$3,530,998
Shareholders' equity:
Voting common stock	286	135,300	(135,300)	(i)	-		286
Treasury Stock	(11,000)	(12,300)	12,300	(i)	-		(11,000)
Redeemable convertible preferred stock	-	-	-		788,000	(e)	788,000
Additional paid-in capital	531,750	734,600	(734,600)	(i)	-		531,750
Retained earnings	382,160	(662,609)	622,000	(i)	(31,875)	(f)	309,676
Accumulated other comprehensive loss	(21,101)	(80,800)	80,800	(i)	-		(21,101)
Noncontrolling interest	-	11,500	-	(i)	-		11,500
Total shareholders’ equity	$882,095	$125,691	$(154,800)		$756,125		$1,609,111
Total liabilities and shareholders’ equity	$1,738,788	$1,436,791	$(847,699)		$2,812,229		$5,140,109

See the accompanying notes to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended March 31, 2025
($ in 000's, except share and per share data)

			Transaction Accounting Adjustments
	Columbus McKinnon Historical	Kito Crosby reclassified (Note 2)	Acquisition Adjustments	Note 4	Financing Adjustments	Note 5	Pro Forma Combined
Net sales	$963,027	$1,083,300	$-		$-		$2,046,327
Cost of products sold	637,347	669,470	97,738	(j)	-		1,404,555
Gross profit	$325,680	$413,830	$(97,738)		$-		$641,772
Selling expenses	110,043	79,342	-		-		189,385
General and administrative expenses	107,249	157,459	65,509	(k)	-		330,217
Research and development expenses	23,869	14,229	-		-		38,098
Amortization of intangibles	29,946	18,100	105,967	(l)	-		154,013
Income (loss) from operations	$54,573	$144,700	$(269,214)		$-		$(69,941)
Interest and debt expense	32,426	87,500	(87,500)	(m)	216,351	(g)	248,777
Investment (income) loss, net	(1,302)	-	-		-		(1,302)
Foreign currency exchange loss (gain), net	3,179	-	-		-		3,179
Other (income) expense, net	25,775	(300)	-		3,852	(h)	29,327
Income (loss) before taxes	$(5,505)	$57,500	$(181,714)		$(220,203)		$(349,922)
Income tax expense (benefit)	(367)	24,600	(8,087)	(n)	(55,051)	(i)	(38,905)
Net income (loss)	$(5,138)	$32,900	$(173,627)		$(165,152)		$(311,017)
Net income (loss) attributable to noncontrolling interests	-	900	-		-		900
Net income (loss) attributable to common shareholders	$(5,138)	$32,000	$(173,627)		$(165,152)		$(311,917)

Earnings Per Share Attributable to Common Shareholders
Basic income (loss) per share	$(0.18)	(j)	$(12.85)
Diluted income (loss) per share	$(0.18)	(j)	$(12.85)

Weighted Average Number of Shares Outstanding
Basic	28,738	(j)	28,738
Diluted	28,738	(j)	28,738

See the accompanying notes to the unaudited pro forma condensed combined financial information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X

The Company’s audited historical financial statements and Target’s unaudited historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2 - Presentation of Kito Crosby – Reclassification Adjustments, certain reclassifications were made to align the Company and Kito Crosby’s financial statement presentation. The Company is currently in the process of evaluating Kito Crosby’s accounting policies and as a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, the Company has determined that no significant adjustments are necessary to conform Target’s financial statements to the accounting policies used by the Company.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC Topic 805, with Company as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical financial statements of the Company and Kito Crosby. Under ASC Topic 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed Acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of Acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of aggregate purchase consideration depends upon certain estimates and assumptions, all of which are preliminary. The Company intends to finalize valuations upon completion of the Acquisition and will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the Transaction close. The assets and liabilities of Kito Crosby have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable based on currently available information. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final purchase accounting will occur, and the final purchase accounting could be materially different from the preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial information and could have a material impact on the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined balance sheet as of March 31, 2025 is presented as if the Acquisition had occurred on March 31, 2025 and combines the historical audited consolidated balance sheet of the Company as of March 31, 2025 with the historical unaudited consolidated balance sheet of Kito Crosby as of March 31, 2025. The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2025 has been prepared as if the Acquisition had occurred on April 1, 2024 and combines the Company’s historical audited consolidated statement of operations for the fiscal year ended March 31, 2025 with Kito Crosby’s historical unaudited consolidated combined statement of operations for the twelve months ended March 31, 2025.

The Company fiscal year ends on March 31st, while Kito Crosby’s fiscal year ends on December 31st. As the Company’s fiscal year end differs by one quarter from Kito Crosby’s fiscal year end, the unaudited pro forma condensed combined statement of operations presented herein has been prepared using the differing fiscal periods as described below. The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2025 presented herein reflects a combination of the Company’s results of operations for its fiscal year ended March 31, 2025 and Kito Crosby’s results of operations from April 1, 2024 through March 31, 2025, which were calculated using its fiscal year ended December 31, 2024, plus the three months ended March 31, 2025, less the three months ended March 31, 2024. The unaudited pro forma condensed combined balance sheet as of March 31, 2025 presented herein reflects a combination of the Company’s financial position as of March 31, 2025 and Kito Crosby’s financial position as of March 31, 2025.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Acquisition or any acquisition and integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances. The Company is not aware of any material transactions between the Company and Target during the period presented. Accordingly, adjustments to eliminate transactions between the Company and Target have not been reflected in the unaudited pro forma condensed combined financial information.

Note 2 – Presentation of Kito Crosby – Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Kito Crosby’s financial information to identify differences in accounting policies as compared to those of the Company and differences in financial statement presentation as compared to the presentation of the Company. With the information currently available, the Company has determined that no significant adjustments are necessary to conform Kito Crosby’s financial statements to the accounting policies used by the Company. However, certain reclassification adjustments have been made to conform Kito Crosby’s historical unaudited financial statement presentation to the Company’s audited financial statement presentation.

A.	Refer to the table below for a summary of reclassification adjustments made to present Kito Crosby’s balance sheet as of March 31, 2025 to conform with that of the Company’s:

(in 000's)
Columbus McKinnon Balance Sheet Line Items	Kito Crosby Historical Balance Sheet Line Items	Kito Crosby As of March 31, 2025	Reclassification	Kito Crosby Reclassed As of March 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	Cash and cash equivalents	$162,900	$-	$162,900
Trade accounts receivable, less allowance for doubtful accounts	Accounts receivable	197,000	-	197,000
Inventories	Inventories, net	329,700	-	329,700
Prepaid expenses and other	Prepaid expenses and other current assets	17,000	10,500	27,500
Income taxes receivable		10,500	(10,500)	-
Total current assets		$717,100	$-	$717,100
Net property, plant, and equipment	Property, plant and equipment, net	277,000	-	277,000
Goodwill	Goodwill, net	148,691	-	148,691
Other intangibles, net	Other intangible assets, net	228,900	-	228,900
Marketable securities		-	-	-
Deferred taxes on income		-	-	-
Other assets	Other non-current assets	65,100	-	65,100
Total assets		$1,436,791	$-	$1,436,791
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	Accounts payable	$99,400	$-	$99,400
Accrued liabilities	Accrued expenses and other current liabilities	102,300	-	102,300
Current portion of long-term debt and finance lease obligations	Current portion of long-term debt	10,000	-	10,000
Total current liabilities		$211,700	$-	$211,700
Term loan, AR securitization facility and finance lease obligations	Long-term debt	963,400	-	963,400
Other non-current liabilities	Other non-current liabilities	49,100	86,900	136,000
Retirement benefit obligations		25,100	(25,100)	-
Deferred income tax liabilities, net		61,800	(61,800)	-
Total liabilities		$1,311,100	$-	$1,311,100
Shareholders’ equity:
Voting common stock	Common stock	1,700	133,600	135,300
Deferred shares		133,600	(133,600)	-
Treasury Stock	Treasury stock, at cost	(12,300)	-	(12,300)
Redeemable convertible preferred stock		-	-	-
Additional paid-in capital	Additional paid-in capital	734,600	-	734,600
Retained earnings	Accumulated deficit	(662,609)	-	(662,609)
Accumulated other comprehensive loss	Accumulated other comprehensive loss	(80,800)	-	(80,800)
Noncontrolling interest	Noncontrolling interest	11,500	-	11,500
Total shareholders’ equity		$125,691	$-	$125,691
Total liabilities and shareholders’ equity		$1,436,791	$-	$1,436,791

B.	Refer to the table below for a summary of adjustments made to present Kito Crosby’s statement of operations for the twelve months ended March 31, 2025 to conform with that of the Company’s:

(in 000's)
Columbus McKinnon Income Statement Line Items	Kito Crosby Historical Income Statement Line Items	Kito Crosby Twelve Months Ended March 31, 2025	Reclassification	Kito Crosby Reclassed Twelve Months Ended March 31, 2025
Net sales	Net sales	$1,083,300	$-	$1,083,300
Cost of products sold	Cost of sales	662,400	7,070	669,470
Gross profit		$420,900	$(7,070)	$413,830
Selling expenses		-	79,342	79,342
General and administrative expenses		-	157,459	157,459
Research and development expenses		-	14,229	14,229
	Selling, distribution and administrative expenses	258,100	(258,100)	-
Amortization of intangibles	Amortization of intangible assets	18,100	-	18,100
Income (loss) from operations		$144,700	$-	$144,700
Interest and debt expense	Interest expense, net	87,500	-	87,500
Investment (income) loss (1)		-	-	-
	Unrealized gain on derivative	4,200	(4,200)	-
	Realized gain on derivative	(4,200)	4,200	-
Foreign currency exchange loss (gain), net		-	-	-
Other (income) expense, net	Other income expense	(300)	-	(300)
Income (loss) before taxes		$57,500	$-	$57,500
Income tax expense (benefit)	Income tax expense	34,500	(9,900)	24,600
New market tax credit extinguishment		(9,900)	9,900	-
Net income (loss)		$32,900	$-	$32,900
Net income attributable to noncontrolling interests	Net income attributable to noncontrolling interest	900	-	900
Net income (loss) attributable to common shareholders		$32,000	$-	$32,000

(1) Kito Crosby Unrealized gain on derivative and Realized gain on derivative income statement line items are both reclassified to Investment (income) loss. Given the amounts offset, the resulting reclassified amount is presented as zero.

Note 3 – Preliminary purchase price allocation

Estimated Aggregate Acquisition Consideration

The base purchase price for the Acquisition of $2.7 billion is on a cash-free, debt-free basis, subject to customary closing adjustments and transaction-related payments. These include legal, accounting, and advisory fees incurred by Kito Crosby and paid by the Company at closing.

(in 000's)	Amount
Pro forma transaction accounting acquisition adjustments:
Base purchase price	$2,700,000
Plus: Purchase price adjustments (1)	(1,308)
Plus: Transaction expenses paid on behalf of Kito Crosby	982
Total purchase consideration	$2,699,674
(1)
Purchase price adjustments estimate the contractual adjustments for the Acquisition based on information available (e.g., Kito Crosby tax attributes paid and pension obligation credits received) and the portion of cash transferred related to the acceleration of unvested employee stock options paid at Transaction closing.

Estimated Preliminary Purchase Price Allocation

The table below represents an estimated preliminary purchase price allocation based on estimates, assumptions, valuations, and other analyses based on Kito Crosby’s balance sheet as of March 31, 2025. The total preliminary estimated purchase consideration is allocated to the tangible and intangible assets and liabilities of Kito Crosby based on their estimated fair values as if the Acquisition had occurred on March 31, 2025, which is the assumed Acquisition date for purposes of the unaudited pro forma condensed combined balance sheet. Other than the items specifically noted below, Kito Crosby’s assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. Based on the information available at the time of preparation of this unaudited pro forma condensed combined financial information, the Company believes that these carrying values approximate fair values. The Company has not completed the final allocation of the purchase price for the Acquisition. Therefore, the acquired assets and liabilities are reflected at their preliminary estimated fair values with the excess consideration recorded as goodwill. The final valuation could result in a material difference from the amounts shown.

The following table summarizes the preliminary purchase price as of the Acquisition occurred on March 31, 2025. (in 000's)	Amount
Pro forma transaction accounting acquisition adjustments:
Total Consideration Paid	$2,699,674
Book value of net assets acquired at March 31, 2025	125,691
Adjusted for:
Elimination of Kito Crosby cash and cash equivalents	(162,900)
Elimination of existing goodwill & intangible assets	(377,591)
Repayment of Kito Crosby debt, net of unamortized debt issuance costs	973,400
Adjusted book value of net assets acquired	$558,600
Adjustments to:
Inventories	77,794
Property, plant and equipment, net	108,762
Other intangibles, net	1,380,000
Other non-current liabilities	(283,975)
Net assets acquired (excluding goodwill)	$1,841,181
Kito Crosby noncontrolling interest	(11,500)
Goodwill	869,993
Reconciliation to consideration transferred	$2,699,674

Note 4 – Transaction Accounting Acquisition Adjustments

Pro Forma Transaction Accounting Acquisition Adjustments to the unaudited pro forma condensed combined balance sheet

(a) The pro forma adjustment to Cash and cash equivalents consists of the following:

(in 000's)	Amount
Pro forma transaction accounting acquisition adjustments:
Acquisition of Kito Crosby inclusive of estimated purchase price adjustments	$(2,698,692)
Removal of Kito Crosby cash and cash equivalents	(162,900)
Company transaction costs	(48,001)
Kito Crosby transaction costs paid by the Company	(982)
Pro forma adjustment to Cash and cash equivalents	$(2,910,575)

(b) Represents an adjustment of $77,794 to increase the carrying value of Inventories to their estimated fair value as of the Acquisition date.

(c) Represents an adjustment of $3,918 to Prepaid expenses and other to establish a deferred tax asset associated with Company transaction costs.

(d) Represents an adjustment of $108,762 to increase the carrying value of Net property, plant, and equipment to its estimated fair value as of the Acquisition date.

The following table displays the expected useful lives of material property, plant, and equipment acquired in the Acquisition.

Estimated Useful Life (in years)
Site improvements	20 – 40
Buildings & improvements	20 – 40
Machinery & equipment	5
Computer software	4
Furniture, fixtures & equipment	5 – 20
Transportation equipment	3
Tooling	5
Computer & networking equipment	4

(e) The pro forma adjustment to Goodwill consists of the following:
(in 000's)	Amount
Pro forma transaction accounting acquisition adjustments:
Goodwill resulting from the Acquisition	$869,993
Elimination of Kito Crosby's historical goodwill	(148,691)
Pro forma adjustment to Goodwill	$721,302

(f) The pro forma adjustment to Other intangibles, net consists of the following:
(in 000's)	Amount	Estimated Useful Life (in years)
Pro forma transaction accounting acquisition adjustments:
Fair value of customer relationships	$1,092,900	11
Fair value of trade names	287,100	9 – 13
Elimination of Kito Crosby's historical intangibles	(228,900)
Pro forma adjustment to Other intangibles, net	$1,151,100

(g) Represents adjustments of $(963,400) and $(10,000) to eliminate the historical Kito Crosby long-term and short-term debt balances, respectively. The adjustments reflect the repayment of Kito Crosby debt obligations by the Company at Transaction closing, as set forth in the Purchase Agreement.

(h) The pro forma transaction adjustments to Other non-current liabilities consist of the following:
(in 000's)	Amount
Pro forma transaction accounting acquisition adjustments:
Deferred tax liabilities from the Acquisition	$283,975
Deferred tax liabilities from Company transaction costs	(3,474)
Pro forma adjustment to Other non-current liabilities	$280,501

(i) The pro forma adjustments to Shareholders' equity consist of the following:

(in 000's)	Common stock	Treasury stock	Additional paid-in-capital	Retained earnings	Accumulated other comprehensive loss
Pro forma transaction accounting acquisition adjustments:
Elimination of Kito Crosby's historical equity	$(135,300)	12,300	(734,600)	662,609	80,800
Company transaction costs, net of tax	-	-	-	(40,609)	-
Pro forma adjustment to Shareholders' equity	$(135,300)	12,300	(734,600)	622,000	80,800

Pro Forma Transaction Accounting Acquisition Adjustments to the unaudited pro forma condensed combined statement of operations

(j) The pro forma adjustment to Cost of products sold consists of the following:

(in 000's)	Amount
Pro forma transaction accounting acquisition adjustments:
Fair-value step up of acquired inventory	$77,794
Incremental depreciation on acquired property, plant, and equipment, net	19,944
Pro forma adjustment to Cost of products sold	$97,738

(k) The pro forma adjustment to General and administrative expenses consists of the following:

(in 000's)	Amount
Pro forma transaction accounting acquisition adjustments:
Company transaction costs	$48,001
Compensation expense for unvested portion of Kito Crosby equity awards paid at Transaction closing	17,508
Pro forma adjustment to General and administrative expenses	$65,509

(l) The pro forma adjustment to Amortization of intangibles consists of the following:

(in 000’s)	Amount
Pro forma transaction accounting acquisition adjustments:
Pro forma amortization expense on acquired customer relationships	$99,355
Pro forma amortization expense on acquired trade names	24,712
Removal of historical amortization of intangibles	(18,100)
Pro forma adjustment to Amortization of intangibles	$105,967

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $12,407 for the year ended March 31, 2025. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

(m) Represents an adjustment of $(87,500) to Interest and debt expense to eliminate historical Kito Crosby interest expense and amortization of debt issuance costs associated with the debt repaid by the Company as of the Acquisition date.

(n) Reflects the income tax effect of the pro forma transaction accounting acquisition adjustments calculated using a weighted average statutory rate of 25%.

Note 5 – Transaction Accounting Financing Adjustments

Pro Forma Transaction Accounting Financing Adjustments to the unaudited pro forma condensed combined balance sheet

(a) The pro forma adjustment to Cash and cash equivalents consists of the following:

(in 000’s)	Amount
Pro forma transaction accounting financing adjustments:
Inflows:
Cash received from Term Loan Facility	$1,325,000
Cash received from issuance of High-Yield Notes	1,225,000
Cash received from issuance of Preferred Shares	800,000
Total inflows	$3,350,000
Outflows:
Cash paid to extinguish Company debt	$(458,708)
Discount on Term Loan Facility	(13,250)
Cash to pay Term Loan Facility issuance costs	(6,625)
Cash to pay Revolving Credit Facility fees	(8,750)
Cash to pay High-Yield Notes issuance costs	(15,313)
Cash to pay Bridge Facility fees	(31,875)
Cash to pay Preferred Shares issuance costs	(12,000)
Total outflows	$(546,521)
Pro forma adjustment to Cash and cash equivalents	$2,803,479

(b) Represents an adjustment of $8,750 to Prepaid expenses and other to reflect the capitalization of upfront fees associated with the Revolving Credit Facility. These fees are expected to be amortized over the five-year term of the facility.

(c) Represents an adjustment of $(50,000) to Current portion of long-term debt and finance lease obligations to extinguish historical Company debt as of the Acquisition date. The outstanding debt balance is expected to be repaid in full at closing and replaced by the new Term Loan Facility and High-Yield Notes. The existing capital lease obligations are not affected by this repayment.

(d) The pro forma adjustment to Term loan, AR securitization facility and finance lease obligations consists of the following:

(in 000's)	Amount
Pro forma transaction accounting financing adjustments:
Issuance of Term Loan Facility	$1,325,000
Less: Term Loan Facility discount	(13,250)
Less: Term Loan Facility issuance costs	(6,625)
Issuance of High-Yield Notes	1,225,000
Less: High-Yield Notes issuance costs	(15,313)
Extinguishment of Company long-term debt	(408,708)
Pro forma adjustment to Term loan, AR securitization facility and finance lease obligations	$2,106,104

(e) The pro forma adjustment to Redeemable convertible preferred stock consists of the following:

(in 000's)	Amount
Pro forma transaction accounting financing adjustments:
Issuance of Preferred Shares	$800,000
Less: Issuance costs	(12,000)
Pro forma adjustment to Redeemable convertible preferred stock	$788,000

(f) Represents an adjustment of $(31,875) to Retained earnings to reflect the upfront Bridge Facility fees. As the Bridge Facility is not expected to be drawn and the fees are nonrefundable, the full amount has been recognized as a one-time expense.

Pro Forma Transaction Accounting Financing Adjustments to the unaudited pro forma condensed combined statement of operations

(g) The pro forma adjustment to Interest and debt expense consists of the following:

(in 000's)	Amount
Pro forma transaction accounting financing adjustments:
Interest on Term Loan Facility	$106,000
Amortization of Term Loan Facility discount	1,893
Amortization of Term Loan Facility issuance costs	946
Interest on High-Yield Notes	104,125
Amortization of Revolving Credit Facility upfront fees	1,750
Bridge Facility Upfront fees	31,875
Amortization of High-Yield Notes issuance costs	2,188
Repayment of Company debt	(32,426)
Pro forma adjustment to Interest and debt expense	$216,351

(h) Represents an adjustment of $3,852 to Other (income) expense, net to reflect a loss on extinguishment of the Company’s historical term loan. The loss represents the write-off of unamortized deferred financing fees associated with the repaid debt.

(i) Reflects the income tax effect of the pro forma transaction accounting financing adjustments calculated using a weighted average statutory rate of 25%.

(j) Pro forma EPS consists of the following:

(in 000's)	Amount
Pro forma transaction accounting financing adjustments:
Pro forma net income (loss) attributable to controlling interests	$(311,917)
Dividends on Preferred Shares	(57,487)
Pro Forma net income (loss) available to common shareholders	$(369,404)
Pro forma basic EPS
Historical average basic shares outstanding	28,738
Pro forma basic EPS	$(12.85)
Pro forma diluted EPS
Historical average basic shares outstanding	28,738
Pro forma diluted EPS	$(12.85)